Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 19, 1999, on the financial statements of United Telekabel Holding N.V. for the year ended December 31, 1998 and for the period from commencement of operations (August 6, 1998) to December 31, 1998, which report appears in the Transition Report on Form 10-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) for the transition period from March 1, 1998 to December 31, 1998.


                                        /S/  Arthur Andersen
                                        -------------------------
                                        Arthur Andersen

Amstelveen, The Netherlands
September 27, 1999